Exhibit 7

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

						1Q23 Increase/
	March 31,	June 30,	September 30,	December 31,	March 31,	(Decrease) from
	2022	2022	2022	2022	2023(1)	4Q22	1Q22
Assets
Cash and due from banks (including segregated cash and other deposits)	$27,768	$24,902	$26,502	$30,577	$26,224	(14)%	(6)%
Deposits with banks, net of allowance	244,319	259,128	273,105	311,448	302,735	(3)%	24%
Securities borrowed and purchased under agreements to resell, net of allowance	345,410	361,334	349,214	365,401	384,198	5%	11%
Brokerage receivables, net of allowance	89,218	80,486	79,696	54,192	55,491	2%	(38)%
Trading account assets	357,997	340,875	358,260	334,114	383,906	15%	7%
Investments
Available-for-sale debt securities	264,774	238,499	232,143	249,679	240,487	(4)%	(9)%
Held-to-maturity debt securities, net of allowance	242,547	267,592	267,864	268,863	264,342	(2)%	9%
Equity securities	7,281	7,787	8,009	8,040	7,749	(4)%	6%
Total investments	514,602	513,878	508,016	526,582	512,578	(3)%	-
Loans, net of unearned income
Consumer(2)	350,328	355,605	357,583	368,067	363,696	(1)%	4%
Corporate(3)	309,341	301,728	288,377	289,154	288,299	-	(7)%
Loans, net of unearned income	659,669	657,333	645,960	657,221	651,995	(1)%	(1)%
Allowance for credit losses on loans (ACLL)	(15,393)	(15,952)	(16,309)	(16,974)	(17,169)	(1)%	(12)%
Total loans, net	644,276	641,381	629,651	640,247	634,826	(1)%	(1)%
Goodwill	19,865	19,597	19,326	19,691	19,882	1%	-
Intangible assets (including MSRs)	4,522	4,526	4,485	4,428	4,632	5%	2%
Property, plant and equipment, net	24,624	24,788	25,157	26,253	27,119	3%	10%
Other assets, net of allowance	121,504	110,009	107,652	103,743	103,522	-	(15)%
Total assets	$2,394,105	$2,380,904	$2,381,064	$2,416,676	$2,455,113	2%	3%
Liabilities
Non-interest-bearing deposits in U.S. offices	$153,666	$147,214	$135,514	$122,655	$123,969	1%	(19)%
Interest-bearing deposits in U.S. offices	557,327	565,785	570,920	607,470	587,477	(3)%	5%
Total U.S. deposits	710,993	712,999	706,434	730,125	711,446	(3)%	-
Non-interest-bearing deposits in offices outside the U.S.	98,579	100,266	98,904	95,182	90,404	(5)%	(8)%
Interest-bearing deposits in offices outside the U.S.	524,139	508,583	501,148	540,647	528,609	(2)%	1%
Total international deposits	622,718	608,849	600,052	635,829	619,013	(3)%	(1)%
Total deposits	1,333,711	1,321,848	1,306,486	1,365,954	1,330,459	(3)%	-
Securities loaned and sold under agreements to resell	204,494	198,472	203,429	202,444	257,681	27%	26%
Brokerage payables	91,324	96,474	87,841	69,218	76,708	11%	(16)%
Trading account liabilities	188,059	180,453	196,479	170,647	185,010	8%	(2)%
Short-term borrowings	30,144	40,054	47,368	47,096	40,187	(15)%	33%
Long-term debt	253,954	257,425	253,068	271,606	279,684	3%	10%
Other liabilities(4)	94,066	86,552	87,276	87,873	76,365	(13)%	(19)%
Total liabilities	$2,195,752	$2,181,278	$2,181,947	$2,214,838	$2,246,094	1%	2%
Equity
Stockholders' equity
Preferred stock	$18,995	$18,995	$18,995	$18,995	$20,245	7%	7%
Common stock	31	31	31	31	31	-	-
Additional paid-in capital	108,050	108,210	108,347	108,458	108,369	-	-
Retained earnings	187,962	191,261	193,462	194,734	198,353	2%	6%
Treasury stock, at cost	(73,744)	(73,988)	(73,977)	(73,967)	(73,262)	1%	1%
Accumulated other comprehensive income (loss) (AOCI)(5)	(43,585)	(45,495)	(48,298)	(47,062)	(45,441)	3%	(4)%
Total common equity	$178,714	$180,019	$179,565	$182,194	$188,050	3%	5%
Total Citigroup stockholders' equity	$197,709	$199,014	$198,560	$201,189	$208,295	4%	5%
Noncontrolling interests	644	612	557	649	724	12%	12%
Total equity	198,353	199,626	199,117	201,838	209,019	4%	5%
Total liabilities and equity	$2,394,105	$2,380,904	$2,381,064	$2,416,676	$2,455,113	2%	3%

(1)	Preliminary.

(2)	Consumer loans include loans managed by PBWM and Legacy Franchises (other than Mexico Small Business and Middle-Market Banking (Mexico SBMM) loans).

(3)	Corporate loans include loans managed by ICG and Legacy Franchises-Mexico SBMM.

(4)	Includes allowance for credit losses for unfunded lending commitments. See page 15.

NM Not meaningful.

Reclassified to conform to the current period's presentation.